[FORM OF PROXY CARD]

[Virginia Partners Bank logo]

VOTE

Your vote matters - here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern, on August 11, 2019

Online

Go to **www.investorvote.com/PTRS** or scan the QR code – login details are located in the shaded bar below.

Phone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Sign up for electronic delivery at www.investorvote.com/PTRS

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

+

	For	Against	Abstain
1. Proposal to approve and adopt the Share Exchange Agreement, dated as of December 13, 2018 and amended as of March 4, 2019, by and between Delmar Bancorp and Virginia Partners Bank, and the related Plan of Share Exchange, as described in the accompanying proxy statement/prospectus.	☐	☐	☐
2. Proposal to adjourn or postpone the Special Meeting, if more time is needed, to allow Virginia Partners Bank to solicit additional votes in favor of Proposal 1.	☐	☐	☐

In their discretion, the proxy agents are authorized to transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

38764134v3

Special Meeting Admission Ticket Special Meeting of Virginia Partners Bank Shareholders August 12, 2019, 10:00 a.m. Eastern Hyatt Place Fredericksburg 1241 Jefferson Davis Highway Fredericksburg, Virginia 22401 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.edocumentview.com/PTRS IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Notice of Special Meeting of Shareholders Revocable Proxy Solicited by Board of Directors for Special Meeting — August 12, 2019 Kevin M. Hopun and Carolyn A. Kline, or either of them (each, a "Proxy"), with full power to act alone, the true and lawful attorneys-in-fact of the signing shareholder, each with the power of substitution, are hereby authorized to represent and vote the shares of such shareholder, with all the powers which such shareholder would possess if personally present at the Special Meeting of Shareholders of Virginia Partners Bank to be held on August 12, 2019, or at any adjournments or postponements thereof. Shares represented by this proxy will be voted as directed by the shareholder on the reverse side. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1 to approve and adopt the Share Exchange Agreement and the related Plan of Share Exchange, as described in the accompanying proxy statement/prospectus, and FOR Proposal 2 to adjourn or postpone the meeting, if more time is needed, to allow Virginia Partners Bank to solicit additional votes in favor of Proposal 1. In their discretion, the Proxies are further authorized to transact such other business as may properly come before the Special Meeting of Shareholders and at any adjournments or postponements thereof. (Items to be voted appear on reverse side) Change of Address – Please print new address below. Comments – Please print your comments below. 38764134v3 C Non-Voting Items Revocable Proxy - Virginia Partners Bank Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PTRS